UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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Securities Exchange Act of 1934 (Amendment No. )

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Nikola Corporation
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[Social media post first used on May 6, 2024]

#NKLA stockholders, help advance Nikola’s strategic initiatives to decarbonize the trucking industry. Vote FOR all proposals by contacting Alliance Advisors at (855) 935-2562 (toll-free) or 1-551-210-9929 (international). The deadline is June 4, 2024, at 11:59 p.m. ET.  Learn more: [link to 2024 Annual Meeting landing page]

[Social media post to be first used on or about May 8, 2024]

#NKLA stockholders, voting is quick and easy and EVERY share counts. Contact Alliance Advisors at (855) 935-2562 (toll-free) or 1-551-210-9929 (international) to vote FOR all proposals TODAY. Learn more: [link to 2024 Annual Meeting landing page]